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                        BIOMATRIX, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE


                                                                       Year ended
                                                                      December 31,
                                                                          1996
                                                                      -----------

Income applicable to common shares..........................         $  2,770,137

Weighted-average number of common shares
and common share equivalents outstanding
during the year
       Common stock.........................................           10,395,769
       Stock options........................................              499,257
                                                                     ------------
       Shares outstanding - primary.........................           10,895,026

       Primary earnings
       per common share                                                     $0.25
                                                                            =====

       Additional stock options.............................               17,118
                                                                     ------------
       Shares outstanding - fully diluted...................           10,912,144

        Fully diluted earnings
         per common share...................................                $0.25
                                                                            =====